Exhibit 23.1


               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS


    We have issued our report dated February 9, 2001, accompanying the financial statements incorporated by reference in the Annual Report of Xybernaut
Corporation, on Form 10-K/A for the year ended December 31, 2000. We hereby consent to the incorporation by reference of said report in the Registration Statement of Xybernaut Corporation on Form S-3 to be filed on or about August 31, 2001 and the use of our name as it appears under the caption "Experts."


/s/ Grant Thornton LLP

Vienna, Virginia
August 31, 2001



















































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